                                                                    EXHIBIT 1.01

                                3,000,000 Shares
                            STRAYER EDUCATION, INC.
                                  Common Stock

                             UNDERWRITING AGREEMENT
                                                                 _________, 1996
Legg Mason Wood Walker, Incorporated
   As Representative of the several Underwriters named in Schedule I hereto
Legg Mason Tower
111 South Calvert Street, 20th Floor
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Strayer Education, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 3,000,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to the several underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representative (the "Representative"). The Company also is granting to the Underwriters, solely for the purpose of covering over-allotments in the offering of the Firm Shares, the option described in Section 2(b) to purchase up to 450,000 additional shares of Common Stock (the "Option Shares"). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     In connection with the offering of the Shares, the Company will acquire
(i) all of the outstanding shares of capital stock of Strayer College, Inc., a Maryland corporation (the "College"), from Ron K. Bailey and Beverly Bailey as joint tenants with rights of survivorship (collectively, the "Current Stockholders"), and (ii) all of the outstanding shares of capital stock of Education Loan Processing, Inc., a Virginia corporation ("ELP"), from Ron K. Bailey. The transactions in which the Company will acquire the capital stock of the College and the capital stock of ELP are hereinafter collectively referred to as the "Reorganization." The College and ELP are hereinafter collectively referred to as the "Subsidiaries."

     The Company wishes to confirm as follows its agreement with you and the other several Underwriters on whose behalf you are acting in connection with the several purchases of the Shares by the Underwriters.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in conformity with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations") a registration statement on Form S-1 (File No. 333-03967) with respect to the Shares (the "registration statement"). The Company has heretofore delivered to you copies of the registration statement and any amendments thereto, including all forms of the related prospectuses contained therein.
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     The term "Registration Statement" as used in this Agreement  means the registration statement (including all financial statements and exhibits thereto), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement (including, if the prospectus included in the registration statement omits information in reliance on Rule 430A under the Act, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A under the Act). If a post-effective amendment to the registration statement is filed and declared effective, the term "Registration Statement" as used in this Agreement also means the registration statement as amended by such post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement (or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b)), together with any supplements or amendments thereto provided to the Underwriters by the Company for use in connection with the offering of the Shares. The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

     2.   Purchase and Delivery of the Shares.

          (a) Subject to all of the terms and conditions set forth herein, the Company agrees to issue and sell to each Underwriter and, upon the basis of the representations, warranties and covenants of the Company contained herein and subject to all of the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of [$_____] per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustment in accordance with
Section 9.

     Payment for the Firm Shares to be purchased by the Underwriters hereunder shall be made in same-day funds against delivery of the certificates for the Firm Shares to the Representative for the several accounts of the Underwriters. Such payment and delivery shall be made at the offices of Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street, 20th Floor, Baltimore, Maryland at 10:00 a.m., Baltimore time, on [______________], 1996 (such time and date being herein referred to as the "Closing Date"). The Closing Date and the location of delivery of the certificates for the Firm Shares may be varied by agreement between the Company and the Representative.

     The certificates for the Firm Shares shall be delivered in such denominations and in such registrations as the Representative shall request in writing not later than the second full business day prior to the Closing Date. The Company shall make such certificates available for inspection by the Representative at least one full business day prior to the Closing Date.

     You have advised the Company, and the Company is relying upon your representation, that each Underwriter has authorized you, for its account, to accept delivery of, and to make





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payment of the purchase price for, the Shares that it has agreed to purchase.
It is understood that Legg Mason Wood Walker, Incorporated, individually, and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by the Representative prior to the Closing Date for the Firm Shares (or prior to any Option Closing Date, as defined below, for the Option Shares) to be purchased by such Underwriter or Underwriters. Any such payment by Legg Mason Wood Walker, Incorporated shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

          (b) The Company hereby grants an option (the "over-allotment option") to the several Underwriters to purchase up to 450,000 Option Shares at the same price per share as the price per share for the Firm Shares set forth in Section 2(a). The over-allotment option may be exercised solely to cover over-allotments in the offering of the Firm Shares by the Underwriters. The over-allotment option may be exercised as to all or any part of the Option Shares at any time, and from time to time, prior to the Closing Date but on only one (1) occasion after the Closing Date, upon written notice given as provided below within thirty (30) days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the over-allotment option. You, as Representative of the several Underwriters, may cancel the over-allotment option at any time prior to its expiration by giving written notice of such cancellation to the Company.

     The Representative may exercise the over-allotment option by giving written notice of such exercise to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the Representative, but shall not be earlier than three (3) full business days nor later than ten (10) full business days after the exercise of the over-allotment option and, in any event, shall not be earlier than the Closing Date. If the date of exercise of the over-allotment option is three (3) or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The time and date set forth in such notice, or such other time and date as the Representative and the Company may agree upon, is hereinafter referred to as the "Option Closing Date" with respect to the Option Shares specified in such notice. Upon any exercise of the over-allotment option, the Company agrees, subject to all of the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and covenants of the Company contained herein and subject to all of the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of Option Shares (subject to such adjustments as the Representative may determine in order to avoid fractional shares) which bears the same proportion to the number of Option Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased in accordance with Section 9) bears to the aggregate number of Firm Shares to be sold by the Company.

     Payment for any Option Shares to be purchased by the Underwriters hereunder shall be made on the Option Closing Date in same-day funds against delivery of the certificates for the Option Shares to the Representative for the several accounts of the Underwriters. Such payment and delivery shall be made at the offices of Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street, 20th Floor, Baltimore, Maryland. The location of





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delivery of the certificates for the Option Shares may be varied by agreement between the Company and the Representative.

     The certificates for the Option Shares shall be delivered in such denominations and in such registrations as the Representative shall request in writing not later than the second full business day prior to the Option Closing Date. The Company shall make such certificates available for inspection by the Representative at least one full business day prior to the Option Closing Date.

     Upon exercise of the over-allotment option, the obligations of the several Underwriters to purchase the Option Shares covered by such exercise shall be subject to the conditions specified in Section 7.

     3. Public Offering by the Underwriters. The Company has been advised that the several Underwriters propose to make a public offering of the Firm Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative's judgment it is advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2(b), the Underwriters shall offer the Option Shares to the public on the foregoing terms.

     4. Covenants of the Company. The Company covenants and agrees (and solely with respect to paragraph (m) below the College covenants and agrees) with the several Underwriters as follows:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company shall endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and shall advise you promptly and, if requested by you, shall confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

          (b) The Company shall advise you promptly and, if requested by you, shall confirm such advice in writing: (i) of the receipt of any comments from the Commission regarding the Registration Statement; (ii) of the receipt of any request by the Commission for any amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (iii) of the receipt of notice of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose; and (iv) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the College, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the Act or the Rules and Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the





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effectiveness of the Registration Statement, the Company shall make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company shall furnish to you, without charge, one manually signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including all financial statements and exhibits thereto, and shall furnish to you, without charge, such number of conformed copies of the registration statement as originally so filed and of each amendment thereto, but without exhibits, as you may reasonably request. The Company shall also furnish to you copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Act.

          (d) The Company shall not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, as Representative of the several Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company shall expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus as you may reasonably request. The Company consents to the use of the Prospectus in accordance with the provisions of the Act and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company shall forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and shall expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

          (g) The Company shall cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such





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jurisdictions as you may designate, and shall file such consents to service of process or other documents as may be necessary or appropriate in order to effect such registration or qualification; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than suits arising out of the offering or sale of the Shares, or to taxation in any jurisdiction where it is not now so subject. The Company shall prepare and file from time to time such statements and reports as are or may be required of it, as the issuer of the Shares, to continue such registration and qualification in effect for so long a period as the Representative may reasonably request for the distribution of the Shares. The Company shall advise the Representative promptly after the Company becomes aware of the suspension of the registration or qualification of the Common Stock for offering, sale or trading in any jurisdiction or of the initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such registration or qualification, the Company shall, with the cooperation of the Representative, make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (h) The Company shall make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a period of twelve (12) consecutive months commencing not later than the first day of the fiscal quarter following the fiscal quarter that includes the Closing Date, as soon as practicable after the end of such period, but in any event not later than one hundred twenty (120) days after the end of such period, which consolidated earnings statement shall satisfy the provisions of
Section 11(a) of the Act (including Rule 158 thereunder).

          (i) During the period of three (3) years after the date of this Agreement, the Company shall deliver to the Representative (i) as soon as available, copies of each annual report and of all other reports, documents and information (A) furnished by the Company to its stockholders, (B) filed with the Nasdaq Stock Market pursuant to the requirements thereof or (C) filed with the Commission pursuant to the Act or the Exchange Act and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (j) The Company shall apply the net proceeds from the sale of the Shares as set forth in the Prospectus under the caption "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

          (k) If Rule 430A under the Act is employed, the Company shall timely file the Prospectus pursuant to Rule 424(b) under the Act and shall advise you of the time and manner of such filing.

          (l) Except for (i) the offering, issuance and sale of Shares as provided in this Agreement, (ii) the issuance of shares of Common Stock to the Current Stockholders in connection with the Reorganization and (iii) the grant of options to purchase shares of Common Stock under the Company's 1996 Stock Option Plan, the Company shall not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or





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exercisable or exchangeable for shares of Common Stock, for a period of 180 days after the date of the Prospectus, without the prior written consent of the Representative.

          (m) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder (other than by reason of a material default by any of the Underwriters), or if the Company shall terminate this Agreement pursuant to Section 10(a), or if the Underwriters shall terminate this Agreement pursuant to Section 10(b)(i), the Company and the College, jointly and severally, shall reimburse the several Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in investigating or preparing to market or in marketing the Shares.

          (n) Except as stated in this Agreement and as disclosed in the Prepricing Prospectus and the Prospectus, the Company has not taken, nor shall the Company take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (o) The Company shall use its best efforts to have the Common Stock listed, subject to notice of issuance, on the Nasdaq Stock Market concurrently with the effectiveness of the registration statement and to maintain such listing thereafter.

          (p) Not later than immediately prior to the closing of the purchase of the Firm Shares by the Underwriters pursuant to Section 2(a), the Company shall consummate the Reorganization in the manner described in the Registration Statement and the Prospectus. Prior to the date of this Agreement, the Company has furnished to you and to counsel for the Underwriters executed copies of all documents to be delivered by the parties to the Reorganization in connection therewith.

          (q) The Company has furnished to you an executed "lock-up" letter signed by each of the Current Stockholders.

     5.   Representations and Warranties of the Company.   The Company
represents and warrants to each Underwriter as follows:

          (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus nor instituted proceedings for the purpose.

          (b) The Registration Statement and the Prospectus and any amendment or supplement thereto (i) complied or will comply in all material respects with the provisions of the Act and the Rules and Regulations and (ii) did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus





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made in reliance upon and in conformity with information furnished to the
Company by or on behalf of any Underwriter through you expressly for use therein.

          (c) All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; all of the shares of Common Stock to be issued to the Current Stockholders in the Reorganization have been duly authorized and, when issued and delivered to the Current Stockholders in exchange for the outstanding capital stock of the College in the Reorganization, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

          (d) From May 15, 1996 through the date hereof, the Current Stockholders (i) have been the sole record and beneficial owners of the outstanding shares of Common Stock of the Company and (ii) have owned all such shares as joint tenants with rights of survivorship.

          (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not or would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.
The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries upon consummation of the Reorganization.

          (f) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business, as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not or would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; and all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, upon consummation of the Reorganization, all of the outstanding shares of capital stock of each of the Subsidiaries will be owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

          (g) The College is (A) accredited by the Commission on Higher Education of the Middle States Association of Colleges and Schools ("Middle States"), (B) licensed by the D.C. Education Licensure Commission to operate and to grant degrees and diplomas to students in the District of Columbia, licensed by the Virginia State Council of Higher Education to operate and to grant degrees and diplomas to students in the Commonwealth of Virginia and approved by





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the Maryland Higher Education Commission to operate in the State of Maryland as an out-of-state institution, and (C) eligible and certified to participate in federal aid programs under Title IV ("Title IV Programs") of the Higher Education Act of 1965, as amended (the "HEA"). None of Middle States, any of the foregoing District of Columbia, Virginia or Maryland licensing bodies or the U.S. Department of Education has initiated or, to the knowledge of the Company, threatened proceedings for the suspension, limitation, revocation or termination of such accreditation by Middle States, any such license or approval by such licensing bodies or such certification to participate in Title IV programs, as the case may be.

          (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or either of the Subsidiaries, or to which the Company, either of the Subsidiaries or any of their respective properties is subject, that are required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required by the Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Rules and Regulations.

          (i) Neither the Company nor either of the Subsidiaries is (i) in violation of its articles of incorporation or by-laws, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation or any Middle States standard applicable to the Company or either of the Subsidiaries, the violation of which has, or would have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole,
(iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or either of the Subsidiaries, the violation of which has, or would have, individually or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole or
(iv) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, the default in the performance of which has, or would have, individually or in the aggregate, a material adverse effect on the Company or either of the Subsidiaries.

          (j) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the agreements entered into by the Company or either Subsidiary in connection with the Reorganization, nor the consummation by the Company and the Subsidiaries of the transactions contemplated hereby, thereby or in the Reorganization: (i) requires any consent, approval, authorization or other order of, registration or filing with, or notice to Middle States or any court, regulatory body, administrative agency or other governmental body, agency or official (except for such as may be required for the registration of the Shares under the Act, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement, such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other consents, approvals, authorizations, registrations, filings and notices as have been obtained or effected by the Company or the College); (ii) constitutes or will constitute a change of control under any federal or state





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statute, law, regulation or standard or any Middle States standard applicable to the College; (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or by-laws of the Company or either of the Subsidiaries; (iv) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (v) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or either of the Subsidiaries or any of their respective properties; or (vi) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (k) Coopers & Lybrand L.L.P., who have certified or shall certify the financial statements included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

          (l) The audited financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus comply as to form with the requirements of the Act and the Rules and Regulations. Such audited financial statements present fairly the financial position of the Company and the financial position, results of operations and cash flows of the College on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The historical financial and statistical information and data included in the Registration Statement and the Prospectus under the captions "Prospectus Summary -- Summary Financial and Operating Information" and "Selected Financial Data" and elsewhere therein present fairly the financial information shown therein and are prepared on a basis consistent with such audited financial statements and the books and records of the Company and the College. The pro forma financial data included in the Registration Statement and the Prospectus have been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information; the entries reflected in such pro forma financial data have been properly applied; and the assumptions used in such pro forma financial data are reasonable. All financial statements and schedules required by the Act and the Rules and Regulations to be included in the Registration Statement and the Prospectus have been included therein.

          (m) The execution and delivery of, and the performance by each of the Company and the College of its obligations under, this Agreement have been duly and validly authorized by the Company and the College, respectively, and this Agreement has been duly executed and delivered by the Company and the College and, assuming due authorization, execution and delivery by you, constitutes the valid and legally binding agreement of the Company and the College, enforceable against the Company and the College in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the policies underlying such laws and subject to the qualification that the enforceability of the obligations of the Company and the College hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

          (n) Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, neither the Company nor either of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or either of the Subsidiaries, or any material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances (collectively, "liens") except for such liens as are not material to the Company or either of the Subsidiaries and except for such liens as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and all of the property described in the Prospectus as being held under lease by the College is held by the College under valid, subsisting and enforceable leases.

          (p) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities or accrediting commissions, including, without limitation, all permits, licenses, franchises and authorizations required for participation Title IV Programs (collectively, "permits"), as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred or will occur in connection with the transactions contemplated hereby which allows, or after notice or lapse of time would allow, revocation or termination thereof or results, or will result, in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or either of the Subsidiaries.

          (q) Each of the Company and the College maintains a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) To the knowledge of the Company, neither the Company nor either of the Subsidiaries nor any employee or agent of the Company or either Subsidiary has made any payment of funds of the Company or either Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (s) Each of the Company and each Subsidiary has filed all required federal, state, local and foreign income, payroll, franchise and other tax returns and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been or, to the knowledge of the Company, is likely to be asserted against the Company, either Subsidiary or any of their respective properties or assets that does or would have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

          (t) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the College is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware that (i) any executive officer, key employee or significant group of employees of the College plans to terminate employment with the College or (ii) any executive officer or other employee of the College named in the Prospectus is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that has been violated or would be violated by the past, present or proposed business activities of the College or of the activities of such officer or employee on behalf of the College. With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries could incur any liability under ERISA (collectively, the "benefit plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or the Subsidiaries could be subject to any liability under the terms of such benefit plan or applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) that could materially adversely affect the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.


          (u) The Company and the Subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any hazardous materials (collectively, "environmental laws"). The term "hazardous materials" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other environmental law.

          (v) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (w) No holder of any security of the Company or the College has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or the consummation of the transactions contemplated by this Agreement.

          (x) The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

          (y) The Company has complied and shall comply with all provisions of Sec. 517.075 Florida Statutes, as amended, and all regulations promulgated thereunder relating to doing business with Cuba.

          (z) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, the Company will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (aa) To the knowledge of the Company, after due inquiry, none of the officers, directors or 5% or greater shareholders of the Company has any affiliations with any member of the NASD.

     6.   Indemnification and Contribution.

          (a) The Company and the College, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and the officers, directors, partners, employees and agents of such Underwriter from and against all claims, liabilities, losses or damages, joint or several, to which any such indemnified person may become subject under the Act or otherwise, insofar as such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) arise out of, are related to or are based upon (i) any breach by the Company of any representation, warranty, covenant or agreement made by it in this Agreement or in any certificate delivered by or on behalf of the Company pursuant hereto, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each indemnified person for any legal or other expenses reasonably incurred by it, as and when incurred, in connection with investigating or defending any such claim, liability, loss, damage, action or proceeding; provided, however, that neither the Company nor the College shall be liable in any such case to the extent that any such claim, liability, loss or damage (or action or proceeding in respect thereof) arises out of, is related to or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Prepricing Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the preparation thereof or for inclusion therein. This indemnity agreement shall be in addition to any liability which the Company or the College may otherwise have.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signed the Registration Statement from and against all claims, liabilities, losses or damages, joint or several, to which such indemnified person may become subject under the Act or otherwise, insofar as such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) arise out of, are related to or are based upon (i) any breach by any Underwriter of any representation, warranty, covenant or agreement made by it in this Agreement,
(ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein nor misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of clauses (ii) and (iii) of this Section 6(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the preparation thereof or for inclusion therein, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company, as and when incurred, in connection with investigating or defending any such claim, liability, loss, damage, action or proceeding. This indemnity agreement shall be in addition to any liability which any Underwriter otherwise may have.

          (c) If any action, suit or proceeding (including any governmental investigation) shall be brought against any person in respect of which indemnity may be sought under this Section 6, such indemnified person shall promptly notify the indemnifying person in writing of the commencement thereof, but the omission so to notify the indemnifying person shall not relieve such indemnifying person from any liability which it may have to any indemnified person. Upon the request of the indemnified person, the indemnifying person shall assume the defense of such action, suit or proceeding with counsel reasonably satisfactory to the indemnified person and shall pay all fees and expenses of such counsel as and when they were incurred. Such indemnified person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (i) the indemnifying person has agreed in writing to pay such fees and expenses, (ii) the indemnifying person has failed to assume the defense of such action, suit or proceeding with counsel reasonably satisfactory to such indemnified person or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified person and the indemnifying person and such indemnified person shall have been advised by its counsel that representation of such indemnified person and the indemnifying person by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying person shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified person). In connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, the indemnifying person shall be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified persons not having actual or potential differing interests with the indemnifying person or among themselves. Such separate firm of attorneys shall be designated in writing by the Representative on behalf of the Underwriters, and all such fees and expenses of such firm shall be reimbursed as and when they are incurred. The indemnifying person shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying person agrees to indemnify and hold harmless any indemnified person in each case to the extent provided in Section 6(a) or (b) from and against any claim, liability, loss, damage, action or proceeding by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified person under
Section 6(a) or (b) in respect of any claims, liabilities, losses or damages (or actions or proceedings in respect thereof) referred to therein, each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such claims, liabilities, losses or damages (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the College on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the next preceding sentence is not permitted by applicable law, each indemnifying person shall contribute to such amount paid or payable by such indemnified person in such proportion as is appropriate to reflect not only the relative benefits referred to in the next preceding sentence but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such claims, liabilities, losses or damages (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company or the College on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the College and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified person as a result of the claims, liabilities, losses or damages (or actions or proceedings in respect thereof) referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified person in connection with investigating any such claim or defending any such action or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 6 to contribute are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased in accordance with Section 9) and not joint.

          (f) In any proceeding relating to the Registration Statement, any Prepricing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 6 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process, and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (g) Each indemnifying person agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought from it by an indemnified person (whether any indemnified person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding.

     7. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 p.m., Baltimore time, on the date hereof, or at such later date and time as shall be consented to by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material change, or any development involving a prospective material change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the College not contemplated by the Prospectus, which in your opinion, as Representative of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, the College or any officer or director of the Company which makes any statement in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representative of the several Underwriters, materially adversely affect the market for the Shares.

          (c) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been reasonably satisfactory to counsel for the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 7.

          (d) You shall have received on the Closing Date, an opinion of Hogan & Hartson, counsel for the Company, dated the Closing Date and addressed to you, as Representative of the several Underwriters, to the effect that:

                    (i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                    (ii) Each of the Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

                    (iii) The Company and each of the Subsidiaries is duly qualified or licensed to do business as a foreign corporation by, and is in good standing in, each jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such licensing or qualification necessary, except in those jurisdictions where the failure, individually or in the aggregate, to be so licensed or qualified or in good standing would not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                    (iv) The Reorganization has been consummated in the manner described in the Registration Statement and the Prospectus. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly free and clear of any perfected security interest or, to such counsel's knowledge, after inquiry, any other security interest, lien, adverse claim, equity or other encumbrance. To such counsel's knowledge, after inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of either of the Subsidiaries or any security convertible into or exchangeable or exercisable for any shares of capital stock of either of the Subsidiaries.

                    (v) The authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the shares of capital stock of the Company issued to the Current Stockholders have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights under the Maryland General Corporation Law.

                    (vi) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights under the Maryland General Corporation Law. To such counsel's knowledge, after inquiry, except as described in the Registration Statement and the Prospectus, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, (A) the Shares will be free of any contractual preemptive rights or similar rights that would entitle any person to acquire any Shares upon the issuance thereof by the Company, (B) there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company and (C) no holder of any security of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                    (vii) The form of certificate evidencing the Shares and filed as an exhibit to the Registration Statement conforms to the requirements of the Maryland General Corporation Law.

                    (viii) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or any of the agreements entered into by the Company or either Subsidiary in connection with the Reorganization, nor the consummation by the Company and the Subsidiaries of the transactions contemplated hereby, thereby or in the Reorganization: (i) requires any consent, approval, authorization or other order of, registration or filing with, or notice to any court, regulatory body, administrative agency or other governmental body, agency or official (except for such as may be required for the registration of the Shares under the Act, the registration of the Common Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement, such as may be required by the NASD and such other consents, approvals, authorizations, registrations, filings and notices as have been obtained or effected by the Company or the College); (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or by-laws of the Company or either of the Subsidiaries; (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument of which such counsel has knowledge, after inquiry, to which the Company or either of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or either of the Subsidiaries or any of their respective properties; or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                    (ix) Each of the Company and the College has the corporate power and authority to enter into this Agreement, this Agreement has been duly authorized, executed and delivered by the Company and the College, and, assuming due authorization, execution and delivery by you, this Agreement is a valid, legal and binding agreement of the Company and the College, enforceable against the Company and the College in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the obligations of the Company and the College hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                    (x)       The College is (A) accredited by Middle States,
(B) licensed by the D.C. Education Licensure Commission to operate and to grant degrees and diplomas to students in the District of Columbia, licensed by the Virginia State Council of Higher Education to operate and to grant degrees and diplomas to students in the Commonwealth of Virginia and approved by the Maryland Higher Education Commission to operate in the State of Maryland as an out-of-state institution, and (C) eligible and certified to participate in Title IV Programs.

                    (xi) The Company and each of the Subsidiaries has all necessary governmental and accrediting commission authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies and accrediting commissions, including, without limitation, all authorizations required for participation in Title IV Programs (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the financial condition, business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as described in the Registration Statement and the Prospectus.

                    (xii) Other than as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory proceedings pending or, to such counsel's knowledge, after inquiry, threatened against the Company or either of the Subsidiaries, or to which the Company or either of the Subsidiaries, or any of their respective properties, is subject, which are required to be so described.

                    (xiii) To such counsel's knowledge, after inquiry, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                    (xiv) The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to such counsel's knowledge, after inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b).

                    (xv) The Registration Statement and the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                    (xvi) The statements in the Registration Statement and the Prospectus with respect to written contracts, agreements or other legal documents, to the extent that they involve matters of law or legal conclusions, have been prepared or reviewed by such counsel and are accurate in all material respects.

                    (xvii) The statements in the Registration Statement and the Prospectus set forth under the captions "Risk Factors - Potential Adverse Effects of Regulation," "Business - Accreditation and Approvals" and "Licensing, Accreditation and Financial Aid Regulation," to the extent that they involve matters of law or legal conclusions, have been prepared or reviewed by such counsel and are accurate in all material respects.

                    (xviii)   Neither the Company nor either of the
Subsidiaries is an "investment company" or a person "controlled by" an "investment company" with the meaning of the Investment Company Act of 1940, as amended.

     In addition, such counsel shall state that, although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused it to believe
(A) that, at the time the Registration Statement became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that the Prospectus and any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Prospectus).

          .References to the Prospectus or the Registration Statement in this paragraph (d) include any amendment or supplement thereto.

               (e) You shall have received on the Closing Date an opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representative of the several Underwriters, with respect to such matters as you may request.

               (f) You shall have received letters addressed to the Company and to you, as Representative of the several Underwriters, and dated as of the date hereof and the Closing Date, from Coopers & Lybrand L.L.P., independent certified public accountants, and Wooden & Benson, independent certified public accountants, substantially in the forms heretofore approved by you.

               (g) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that, as of the Closing Date: (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been taken or, to the knowledge of such officer, are contemplated by the Commission at or prior to the Closing Date; (ii) there has not been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company or either Subsidiary (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there has not been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries do not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (v) all of the representations and warranties of the Company contained in this Agreement are true and correct; (vi) such officer has carefully examined the Registration Statement and the Prospectus and, to such officer's knowledge, as of the effective date of the Registration Statement, (A) (1) the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or an amendment to the Prospectus which has not been so set forth in such supplement or amendment.

               (h) The Reorganization shall have been consummated in the manner described in the Registration Statement and the Prospectus.

               (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

               (j) No suit, proceeding or other action by Middle States or any governmental or regulatory body (including the U.S. Department of Education, the D.C. Education Licensure Commission, the Virginia State Council of Higher Education or the Maryland Higher Education Commission) affecting the Company or the College which is material and adverse to the Company or the College or which affects or may affect adversely the ability of the Company or the College to perform its obligations under this Agreement shall have been instituted or threatened, and there shall have occurred no material adverse development in action, suit or proceeding or other action instituted prior to the effective date of the Registration Statement.

               (k) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares and the participation by the Underwriters in the sale of the Shares.

               (l) The Shares shall have been listed or approved for listing subject to notice of issuance on the Nasdaq Stock Market.

               (m) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     All such opinions, certificates, letters and other documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representative of the several Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

     The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 7, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (d) through (g) above shall be dated as of such Option Closing Date and the opinions referred to in paragraphs (d) and (e) above shall be revised to reflect the sale of such Option Shares.

     8.   Payment of Costs, Fees and Expenses.  The Company and  the
College shall pay (directly or by reimbursement) all costs, fees and expenses incurred in connection with or incident to the performance of the Company's obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, the following: (i) the costs and expenses incident to the preparation, printing (or reproduction) and filing with the Commission of the registration statement (including all financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the costs and expenses associated with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the costs and expenses associated with the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire, the Power of Attorney, the Preliminary Blue Sky Memorandum and any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the costs and expenses incident to the registration of the Common Stock under the Exchange Act and the listing of the Shares on the Nasdaq Stock Market; (vi) the costs, fees and expenses incurred in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions as provided in Section 4(g) (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction) and delivery of the Preliminary Blue Sky Memorandum and any supplement thereto and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters incurred in connection with any filings required to be made with the NASD; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company; and (x) the costs and charges for any transfer agent for the Shares.

     9.   Substitution of Underwriters.    If on the Closing Date or the
Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the several Underwriters, shall use your best efforts to procure within twenty-four (24) hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or the Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such twenty-four (24) hours you shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or the Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then
(i) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of such Firm Shares or Option Shares, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (ii) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of such Firm Shares or Option Shares, as the case may be, you, as Representative of the several Underwriters, shall have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or the College, except to the extent provided in Sections 6 and 8. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven (7) days, as you may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" as used in this Agreement includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     Any notice under this Section 9 may be given by telegram, telecopy or telephone, but shall be subsequently confirmed by letter.

     10.  Effective Date and Termination of Agreement.

          (a) This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representative of the several Underwriters, by notifying the Company.

          (b) This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Shares), as the case may be, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), business, properties, net worth, results of operations or business prospects of the Company and the Subsidiaries taken as a whole from that set forth in the Registration Statement or the Prospectus, which, in your sole judgment, is material and adverse, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in the State of New York or the State of Maryland shall have been declared by either federal or state authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or significant adverse change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     11. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first, third and eighth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 5(b) and 6.

     12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company, the College and the

Underwriters herein or in certificates delivered pursuant hereto and the indemnity and contribution agreements contained in Section 6 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or the termination of this Agreement.

     13. Covenants and Agreements of the College. Notwithstanding any contrary provision in this Agreement, any and all obligations of the College under its covenants and agreements in Sections 4(m), 6 and 8 shall cease and terminate effective upon consummation of the Reorganization.

     14. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered as follows: (i) if to the Company, at the offices of the Company at 1025 15th Street, N.W., Washington, D.C. 20005,
Attention: Ron K. Bailey; (ii) if to the College, at the offices of the College at 1025 15th Street, N.W., Washington, D.C. 20005, Attention: Ron K. Bailey; or (iii) if to you, as Representative of the several Underwriters, care of Legg Mason Wood Walker, Incorporated, Legg Mason Tower, 111 South Calvert Street, 20th Floor, Baltimore, Maryland 21202, Attention: [________________].

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the successors and assigns of the Company, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

     15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the choice of law or conflicts of laws principles thereof.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the College and the several Underwriters.

                                                  Very truly yours,

                                                  STRAYER EDUCATION, INC.





                                                  By:
                                                      ------------------------
                                                      Chief Executive Officer



                                                  STRAYER COLLEGE, INC.




                                                  By:
                                                      ------------------------
                                                      Chief Executive Officer






Confirmed as of the date first above
specified on behalf of itself and the other several Underwriters named in Schedule I hereto


As Representative of the several
Underwriters



By:  LEGG MASON WOOD WALKER,
     INCORPORATED


By:
    ------------------------------
     [Title]

                                   SCHEDULE I

                            Schedule of Underwriters

 Underwriter                                                             Number of Firm Shares
 -----------                                                                To be Purchased
                                                                       --------------------------
 Legg Mason Wood Walker, Incorporated